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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Dycom Industries, Inc. on Form S-4 of our report dated August 24, 2001, appearing in the Annual Report on Form 10-K of Dycom Industries, Inc. for the year ended July 28, 2001 and to the reference to us under the headings "Dycom Industries, Inc. Selected Consolidated Historical Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.

                                               /s/ DELOITTE & TOUCHE LLP

West Palm Beach, Florida
January 22, 2002